UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2016

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3F Bokwang Bldg., Seowunro 6 Gil 14, Seocho Gu, Seoul, Korea	06734 (Zip Code)
Republic of Korea
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A ("Form 8-K/A") amends the Current Report on Form 8-K filed by Leo Motors, Inc. ("we" or the "Company") with the Securities and Exchange Commission ("SEC") on June 9, 2016 (the "Original Form 8-K"). The Original Form 8-K reported that the Company entered into a Share Swap Agreement (the "Share Swap Agreement") with an accredited investor (the "Investor"), pursuant to which the Company acquired shares held by the Investor, which, in the aggregate, represent fifty percent (50%) of Lelcon Co., a Korean corporation (the "Lelcon Shares"), in exchange for the issuance of 1,414,828 shares of the Company's common stock. As a result of the Share Swap Agreement, Lelcon Co. is now a subsidiary of the Company.

The description of the Share Swap Agreement found in this Form 8-K/A is not intended to be complete and is qualified in its entirety by reference to the agreement attached to the Original Form 8-K.

This Form 8-K/A provides the financial statements and pro forma financial information as required by Item 9.01 of Form 8-K. No other modification to the Original Form 8-K is being made by this Form 8-K/A. The information previously reported in or filed with the Original Form 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Lelcon Co. for the year ended December 31, 2015 and for the three months ended March 31, 2016 are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

(b) Unaudited Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements for the three months ended March 31, 2016 and the year ended December 31, 2015 of the Company is filed herewith as Exhibit 99.3.

(d) Exhibits.

Exhibit No.	Description
99.1	Audited financial statements of Lelcon Co. for the year ended December 31, 2015.
99.2	Audited financial statements of Lelcon Co. for the three months ended March 31, 2016.
99.3	Unaudited pro forma consolidated financial statements for the three months ended March 31, 2016 and the year ended December 31, 2015 of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: August 23, 2016	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer By: /s/ Jun Heng Park
Jun Heng Park Co-Chief Executive Officer